Exhibit-99.2

FORM OF SECOND AMENDMENT TO LOCK-UP AGREEMENT

THIS SECOND AMENDMENT TO LOCK-UP AGREEMENT, dated as of January 31, 2005 (this “Second Amendment”) is by and among SYRATECH CORPORATION and each of its Subsidiaries (collectively, the “Company”); and the Noteholders party hereto (the “Noteholders’).

WHEREAS, the Company and the Noteholders are parties to that certain Lock-Up Agreement dated as of November 15, 2004, as amended by that certain First Amendment to Lock-Up Agreement dated as of December 28, 2004 (the “Lock-Up Agreement”); capitalized terms used herein shall have the meanings ascribed thereto in the Lock-Up Agreement unless otherwise defined herein;

WHEREAS, pursuant to the terms of the Lock-Up Agreement, a termination event will occur if the Company fails to commence the Bankruptcy Proceedings on or before January 31, 2005;

WHEREAS, the Company does not expect to commence the Bankruptcy Proceedings by January 31, 2005 and has therefore requested that the Noteholders agree to amend the Lock-Up Agreement as set forth below; and

WHEREAS, the Noteholders have agreed to such amendment of the Lock-Up Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      AMENDMENT

1.1.          Amendment to Section 6.1 Termination Events.

Section 6.1(g) is amended by replacing the date “May 31, 2005” in the second line thereof with the date “June 30, 2005.”

1.2.          Amendment to Section 6.2 Bankruptcy Termination Events.

The date “January 31, 2005” in the fourth line of Section 6.2 shall be replaced with the date of “February 21, 2005”. As a result of such amendment, the beginning of the first sentence in Section 6.2 shall read as follows:

“Notwithstanding anything to the contrary contained herein, this Agreement and all obligations of the parties hereto shall terminate if (i) the Company fails to commence the Bankruptcy Proceedings and file the Joint Plan of Reorganization and the Disclosure Statement on or before February 21, 2005;….”

2.                                      EFFECTIVENESS OF AGREEMENT

2.1.          This Second Amendment shall become effective as of the date first above written upon the satisfaction of the following conditions:

(a)           Executed Documentation.  Receipt by the Company and the Consenting Lock-Up Noteholders of counterparts to this Second Amendment duly executed by the Company and each Consenting Lock-Up Noteholder.

(b)           Extension of Forbearance.  Bank of America, N.A., as Agent and the other Lenders party to that certain Forbearance Agreement and Second Amendment, dated as of November 15, 2004 (the “Forbearance Agreement”) shall have agreed to an extension of the Forbearance Period (as defined in the Forbearance Agreement) to February 21, 2005.

3.                                      MISCELLANEOUS

3.1.          No Other Amendment.   Except for the specific amendments set forth above, nothing contained herein shall be deemed to constitute a waiver of any rights or remedies the parties hereto may have under the Lock-Up Agreement.

3.2.          Further Assurances.  The Company agrees to promptly take such action, upon the request of the Noteholders, as is necessary to carry out the intent of this Second Amendment.

3.3.          Counterparts.  This Second Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

3.4.          Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized agents as of the date first written above.